UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement

[X]Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS INCOME TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

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(set forth the amount on which the filing fee is calculated and state how it was determined):
		4)	Proposed maximum aggregate value of transaction:
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[	]	Fee paid previously with preliminary materials.
[	]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:

2)Form, Schedule or Registration Statement No.:

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4)Date Filed:

DB3/ 203402263.1

Legg Mason Funds

Adjournment Abstention Script

(QUORUM CHASE)

Good (morning, afternoon, evening), my name is (AGENT'S FULL NAME). May I please speak with (SHAREHOLDER'S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your investment in a Legg Mason Sponsored Fund.

I apologize for any inconvenience that this call may cause however I wanted to inform you that the Special Meeting of Shareholders that was scheduled for July 14th has been adjourned to July 29, 2020 for several funds due to a lack of shareholder voting.

Although you may not feel strongly FOR, or AGAINST, the proposals, we still need a certain number of shares to be voted in order to hold the meeting. You are able to vote "ABSTAIN", in such a case. I am hoping to record an Abstain vote simply to ensure your shares are represented in the voting process. An Abstain vote is neither FOR or AGAINST the proposals as it simply represents participation in the voting process. Can I quickly record your abstain vote at this time?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own in a Legg Mason Sponsored Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

∙Please state your full name. (Pause)

∙According to our records, you reside in (city, state, zip code). (Pause)

∙To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good

(morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 07-15-2020

Legg Mason Funds

Adjournment Abstention Script

(QUORUM CHASE)

Good (morning, afternoon, evening), my name is (AGENT'S FULL NAME). May I please speak with (SHAREHOLDER'S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your investment in a Legg Mason Sponsored Fund. This investment is held through your account with Primerica Financial Services.

I apologize for any inconvenience that this call may cause however I wanted to inform you that the Special Meeting of Shareholders that was scheduled for July 14th has been adjourned to July 29, 2020 for several funds due to a lack of shareholder voting.

Although you may not feel strongly FOR, or AGAINST, the proposals, we still need a certain number of shares to be voted in order to hold the meeting. You are able to vote "ABSTAIN", in such a case. I am hoping to record an Abstain vote simply to ensure your shares are represented in the voting process. An Abstain vote is neither FOR or AGAINST the proposals as it simply represents participation in the voting process. Can I quickly record your abstain vote at this time?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own in a Legg Mason Sponsored Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

∙Please state your full name. (Pause)

∙According to our records, you reside in (city, state, zip code). (Pause)

∙To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good

(morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 07-15-2020